Exhibit 1.1

$700,000,000

BOSTON PROPERTIES LIMITED PARTNERSHIP

6.050% SENIOR NOTES DUE 2036

UNDERWRITING AGREEMENT
August 17, 2026

August 17, 2026
J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017

BBVA Securities Inc.
375 Ninth Avenue, 9th Floor
New York, New York 10001

BNY Mellon Capital Markets, LLC
240 Greenwich Street, 3rd Floor
New York, New York 10286

PNC Capital Markets LLC
300 Fifth Ave, 10th Floor
Pittsburgh, PA 15222

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

As Representatives for the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:
Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its 6.050% Senior Notes due 2036, set forth in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Base Indenture”), dated as of December 13, 2002, by and between the Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by supplemental indenture no. 27, to be dated as of August 31, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Partnership and the Trustee. If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.
The Partnership confirms its agreement with you and understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-294080-01), including a prospectus, relating to the debt securities and other securities (the “Shelf Securities”), including the Securities. The registration statement as amended, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 6, 2026 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424(b).
For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, (ii) “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, identified in Schedule III hereto, and the pricing information included in Schedule I hereto, and (iii) “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the

Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.
1.Representations and Warranties. The Partnership represents and warrants to each Underwriter as of the date hereof, and as of the Closing Date (defined herein) and agrees with each Underwriter that:
(a)The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Time of Sale Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as hereinafter defined), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters furnished to the Partnership in writing by the Underwriters through you expressly for use therein.
(c)The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, use or refer to, any free writing prospectus.
(d)PricewaterhouseCoopers LLP, who has audited the annual financial statements and supporting schedules, if any, of the Partnership and its Subsidiaries (as hereinafter defined) included or incorporated by reference in the Time of Sale Prospectus are independent registered public accountants with respect to the Partnership and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the Securities Act Regulations.
(e)The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Partnership and its Subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis materially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except as noted therein. Other than the historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical financial statements are required by the Securities Act or the Securities Act Regulations to be included or incorporated by reference therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(f)Since June 30, 2026, except as described in the Time of Sale Prospectus or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other material adverse event with respect to any of the commercial real estate properties owned by the Partnership or any of its Subsidiaries as of the date of this Agreement (the “Properties”) or any other real property owned by the Partnership or any of its Subsidiaries has occurred and (iii) there have been no transactions entered into by the Partnership or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Partnership and its Subsidiaries considered as one enterprise.
(g)The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
(h)Each of the subsidiaries of the Partnership (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly formed or organized, as the case may be, and is validly existing as a general or limited partnership, limited liability company, corporation or trust, as the case may be, in good standing (in the case of corporations, limited liability companies and limited partnerships) under the laws of the jurisdiction of its formation or organization, has partnership, corporate, limited liability company or trust power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Partnership and its subsidiaries as of December 31, 2025. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, all of the partnership interests in each Subsidiary that is a partnership are validly issued and the Partnership has no obligation to make any further payments for the acquisition of such partnership interests or contributions to any Subsidiary that is a partnership solely by reason of its ownership of the partnership interests in such Subsidiary, and all of the limited liability company interests in each Subsidiary that is a limited liability company are validly issued and the Partnership has no obligation to make any further payments for the acquisition of such limited liability company interests or contributions to any Subsidiary that is a limited liability company solely by reason of its ownership of the limited liability company interests of such Subsidiary. Except as otherwise disclosed in the Time of Sale Prospectus, all such shares and interests, as the case may be, are owned by the Partnership, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or limited liability company or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.
(i)The Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership.
(j)The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by the Partnership and is a valid and binding agreement of the Partnership enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The Supplemental Indenture has been authorized by the Partnership and, at the Closing Date, will have been duly executed and delivered by the Partnership and, assuming due execution and delivery by the Trustee, will constitute a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. The Base Indenture conforms in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus. The Supplemental Indenture will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus.
(k)The Securities have been duly authorized by the Partnership and, on the Closing Date, will have been duly executed by the Partnership and will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus or in documents incorporated therein by reference and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. When issued and authenticated in accordance with the provisions of the Indenture, the Securities will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Partnership, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.
(l)The issued and outstanding units of limited partnership of the Partnership (“OP Units”), if any, have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired, if any, have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).
(m)Neither the Partnership nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Time of Sale Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement have been duly authorized by all necessary partnership action and (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other property or assets of the Partnership or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Partnership or any Subsidiary. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any Subsidiary.
(n)No material labor dispute with the employees of the Partnership or any Subsidiary exists or, to the knowledge of the Partnership, is imminent.
(o)There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed in the Time of Sale Prospectus), or which might reasonably be expected, if determined adversely to the Partnership or any Subsidiary, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.
(p)Commencing with the taxable year ended December 31, 1997 and through the date hereof, BXP, Inc. is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(q)There are no contracts or documents which are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.
(r)No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already filed or obtained or as may be required under the Securities Act, the Securities Act Regulations or the Trust Indenture Act and foreign or state securities or blue sky laws.
(s)The Partnership and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Partnership and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Partnership nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(t)(i) The Partnership and its Subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each of the Time of Sale Prospectus and the Prospectus or in documents incorporated by reference therein or (b) do not, in the aggregate, materially affect the value of such properties and do not, in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Partnership or any of its Subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Partnership or any of the Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (iii) the Partnership does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect and will not result in a forfeiture or reversion of title; (iv) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect; (v) none of the Partnership or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which would have a Material Adverse Effect, and none of the Partnership or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vi) except as described in the Time of Sale Prospectus or in documents incorporated by reference therein, no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.
(u)The Partnership and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Partnership nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.
(v)The Partnership and each of the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the Time of Sale Prospectus.
(w)Except as set forth in the Time of Sale Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Time of Sale Prospectus are not convertible and none of the Partnership, any of its Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Partnership or any of its Subsidiaries.
(x)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.
(y)The Partnership is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z)None of the Partnership or any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(aa)Except as otherwise disclosed in the Time of Sale Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Partnership, the Partnership and its Subsidiaries have been and are in compliance with applicable Environmental Statutes (as hereinafter defined); (ii) to the best knowledge of the Partnership, neither the Partnership, any of the Subsidiaries, nor any other owners of the Properties at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Partnership does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes; (iv) neither the Partnership nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Partnership nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with or without notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Time of Sale Prospectus or arising out of the conduct of the Partnership or its Subsidiaries; and (vi) neither the Properties nor any other land owned by the Partnership or any of the Subsidiaries is included or, to the best of the Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or to the best of the Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).
        As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).
(bb)Except as described in the Registration Statement or as set forth in agreements granting holders of OP Units registration rights with respect to the shares of common stock of BXP, Inc. that may be issued in exchange for such OP Units, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Partnership under the Securities Act.
(cc)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(dd)Any certificate signed by any officer of the general partner of the Partnership or any of its Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty solely by the Partnership to the Underwriters as to the matters covered thereby.
(ee)The Partnership and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(ff)The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Time of Sale Prospectus, the Partnership’s internal control over financial reporting is effective and the Partnership is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(gg)The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its Subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
(hh)Neither the Partnership nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act of 2010 or any other applicable anti-bribery and corruption laws and regulations (the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other Anti-Bribery and Corruption Laws and the Partnership and, to the knowledge of the Partnership, its affiliates have conducted their businesses in compliance with the Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the best of the Partnership’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Partnership or any of its Subsidiaries, or any of their respective directors, officers or employees or anyone acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. The Partnership will not use, lend or contribute, directly or indirectly, the proceeds of the sale of the Securities in violation of the Anti-Bribery and Corruption Laws.
(ii)The operations of the Partnership and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
(jj)Neither the Partnership nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership is or is owned or controlled by one or more persons that are (A) currently the subject of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury, or

other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any Sanctions, to fund or facilitate any money laundering or terrorist financing activities, or in any other manner that would cause or result in a violation of any Money Laundering Laws or Sanctions. Since April 24, 2019, the Partnership and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject of Sanctions.
(kk)Neither the Partnership, the general partner of the Partnership nor any of their respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
(ll)(i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Partnership or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Partnership and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Partnership nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Partnership and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operations, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, in the case of either clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
2.Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the principal amount of Securities set forth in Schedule

II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
3.Payment and Delivery. Payment for the Securities shall be made to the Partnership by wire transfer of immediately available funds on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are herein referred to as the “Closing Date.”
The Securities shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.
4.Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Securities to be purchased at the Closing Date are subject to the accuracy of the representations and warranties of the Partnership contained herein or in certificates of any officer of the general partner of the Partnership or any subsidiary of the Partnership delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:
(a)The Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the regulations promulgated under the Securities Act and in accordance with Section 5(a) hereof.
(b)At the Closing Date, the Underwriters shall have received the favorable opinion and negative assurance letters, dated as of the Closing Date, of Goodwin Procter LLP, counsel for the Partnership, in form and substance reasonably satisfactory to the Representatives.
(c)At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Eric G. Kevorkian, Esq., Chief Legal Officer of BXP, Inc., the general partner of the Partnership, in form and substance reasonably satisfactory to the Representatives.
(d)At the Closing Date, the Underwriters shall have received the favorable opinion and the negative assurance letter, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(e)At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as contemplated by the Prospectus (excluding any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of appropriate officers of BXP, Inc., as the general partner of the Partnership, on behalf of the Partnership, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the information incorporated by reference into the Prospectus is accurate in all material respects, (iv) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission.
(f)At the time of the execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, of the type described in PCAOB Statement on Auditing Standards AU 634, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(g)At the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date, as the case may be.
(h)Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating assigned to any debt securities or preferred stock issued or guaranteed by the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Partnership or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i)The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Partnership and each of the Subsidiaries which owns material assets and is set forth on Schedule IV hereto, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(j)The Supplemental Indenture shall have been duly executed and delivered by each of the Partnership and the Trustee, the Securities shall have been duly executed and delivered by the Partnership and the Securities shall have been duly authenticated by the Trustee.
(k)At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
(l)If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Partnership at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that Sections 1, 4(l), 7, 8 and 9 shall survive any such termination and remain in full force and effect.
5.Covenants of the Partnership. The Partnership covenants with the Underwriters as follows:
(a)The Partnership, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act or Rule 430B under the Securities Act, as applicable, and, during the period mentioned in Section 5(g) below, will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order by any Governmental Authority or regulatory authority preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Partnership will make every reasonable effort to prevent the issuance of any order referred to in clause (iv) of the preceding sentence and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Partnership will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.
(b)To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to you as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(c)Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during the period mentioned in Section 5(g) below, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(d)During the period mentioned in Section 5(g) below, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(e)Not to take any action that would result in the Underwriters or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.
(f)If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(g)If, during such period after the first date of the public offering of the Securities as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act)

is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with law.
(h)To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States and its territories as you shall reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to general service of process suits, other than those arising out of the offering or sale of the Securities as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now subject.
(i)The Partnership will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to you an earnings statement for the purpose of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and the Securities Act Regulations.
(j)Through the Closing Date, the Partnership will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities, (ii) enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, any of the economic consequence of ownership of the Securities, or (iii) file with the Commission a registration statement, prospectus or prospectus supplement under the Securities Act relating to any debt securities, or publicly disclose the intention to effect any transaction described in clauses (i), (ii) or (iii), whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of debt securities, in cash or otherwise.
6.Covenants of the Underwriters. Each of the Underwriters covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of such Underwriter and to furnish to the Partnership a copy of each proposed free writing prospectus to be used by such Underwriter, and not to use any proposed free writing prospectus to which the Partnership reasonably objects.
7.Payment of Expenses. (a) The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification or registration (or exemption therefrom) of the Securities under securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any term sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee and its counsel and (ix) the fees and expenses of any rating agency rating the Securities.
(b)    Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4 or pursuant to clause (i) of the first sentence of Section 9 hereof, the Partnership shall reimburse the Underwriters for all of their respective out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 4(d).
8.Indemnity and Contribution. (a) The Partnership agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to such Underwriter, but only with reference to information furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the third and fourth sentences of the twelfth paragraph of text under the caption “Underwriting” concerning hedging by the Underwriters.
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section. If any such proceeding shall be brought or asserted against an indemnified party, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities set forth in the Prospectus. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
(e)The Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership, its officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Securities.
9.Termination. The Underwriters may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Date (i) if, in the opinion of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
10.Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.
11.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Partnership, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
(b)The Partnership acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership. The Partnership hereby waives to the full extent permitted by applicable law any claims the Partnership may have against the Underwriters arising from any breach or an alleged breach of fiduciary duty in connection with the offering of the Securities.
12.Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile or in electronic form, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
13.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
14.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as hereinafter defined) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as hereinafter defined) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as hereinafter defined) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime (as hereinafter defined) if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081; BBVA Securities Inc., 375 Ninth Avenue, 9th Floor, New York, New York 10001, Attention: US Debt Capital Markets; BNY Mellon Capital Markets, LLC, 240 Greenwich Street, 3rd Floor, New York, New York 10286, Attention: Debt Capital Markets, Fax No. (212) 815-6403; PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222, Attention: Debt Capital Markets, Fixed Income Transaction Execution, Email: capitalmarketsnotices@pnc.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: DCM – Transaction Advisory, Email: USTransactionAdvisory@tdsecurities.com; U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Credit Fixed Income (fax number: 877-774-3462); Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Partnership shall be delivered, mailed or sent, including by e-mail, to 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention: Eric G. Kevorkian, Esq.
17.Amendments or Waivers. This Agreement may not be amended or modified unless in writing and signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing and signed by each party hereto whom the condition is meant to benefit.

[Signature Page Follows]

Very truly yours, BOSTON PROPERTIES LIMITED PARTNERSHIP By: BXP, INC., its general partner
By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

BBVA SECURITIES INC.

By:	/s/ Cedric Galinier-Warrain
	Name:	Cedric Galinier-Warrain
	Title:	MD

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
	Name:	Valerie Shadeck
	Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Director

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Charles Lowell
	Name:	Charles Lowell
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives:	J.P. Morgan Securities LLC BBVA Securities Inc. BNY Mellon Capital Markets, LLC PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
Representative(s) authorized to appoint counsel under Section 8(c):	J.P. Morgan Securities LLC BBVA Securities Inc. BNY Mellon Capital Markets, LLC PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC
Registration Statement File No.:	333-294080-01
Time of Sale Prospectus:
Prospectus dated March 6, 2026 relating to the Shelf Securities
The preliminary prospectus supplement dated August 17, 2026 relating to the Securities
Issuer Free Writing Prospectus relating to the terms of the Securities filed with the Commission on August 17, 2026

Title of Securities to be purchased:	6.050% Senior Notes due 2036
Principal amount of Securities:	$700,000,000
Purchase Price:	99.187%
Initial Public Offering Price:	99.837%
Selling Concession:	40 bps
Reallowance:	25 bps
Closing Date and Time:	August 31, 2026, 10:00 a.m. New York time

Address for Notices to Underwriters:
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

BBVA Securities Inc.
375 Ninth Avenue, 9th Floor
New York, New York 10001
Attention: US Debt Capital Markets

BNY Mellon Capital Markets, LLC
240 Greenwich Street, 3rd Floor
New York, New York 10286
Attention: Debt Capital Markets
Fax No. (212) 815-6403

PNC Capital Markets LLC
300 Fifth Avenue, 10th Floor
Pittsburgh, Pennsylvania 15222
Attention: Debt Capital Markets, Fixed Income Transaction Execution
Email: capitalmarketsnotices@pnc.com

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Attention: DCM – Transaction Advisory

U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Attention: Credit Fixed Income (fax number: 877-774-3462)

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

Address for Notices to the Partnership:	BXP, Inc. 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199 Attention: Eric G. Kevorkian, Esq.

SCHEDULE II

Underwriter	Principal Amount of Securities to Be Purchased
J.P. Morgan Securities LLC	$85,000,000
BBVA Securities Inc.	$85,000,000
BNY Mellon Capital Markets, LLC	$85,000,000
PNC Capital Markets LLC	$85,000,000
TD Securities (USA) LLC	$85,000,000
U.S. Bancorp Investments, Inc.	$85,000,000
Wells Fargo Securities, LLC	$85,000,000
BofA Securities, Inc.	$13,900,000
M&T Securities, Inc.	$13,900,000
Mizuho Securities USA LLC	$13,900,000
Morgan Stanley & Co. LLC	$13,900,000
Scotia Capital (USA) Inc.	$13,900,000
SMBC Nikko Securities America, Inc.	$13,900,000
Truist Securities, Inc.	$13,900,000
R. Seelaus & Co., LLC	$7,700,000

Total:	$700,000,000

II-1

SCHEDULE III
Time of Sale Prospectus
1.    Preliminary Prospectus dated August 17, 2026
2.    Issuer Free Writing Prospectus relating to the terms of the Securities filed with the Commission on August 17, 2026
III-1